PROMISSORY NOTE

THIS PROMISSORY NOTE, EFFECTIVE AS OF JUNE 3, 2014, HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE **"ACT"**), OR THE SECURITIES LAWS OF ANY STATE, AND THE SALE, TRANSFER OR OTHER DISPOSAL OF THIS NOTE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION THEREFROM UNDER THE ACT, THE RULES AND REGULATIONS THEREUNDER AND APPLICABLE STATE LAWS MAY BE PROHIBITED.

June 3, 2014

$210,000.00

Custom Pool & Spa Mechanics, Inc. a Florida Corporation, ("Company") with an address of 1055 SW Martin Downs Boulevard, Palm City, FL 34990 its respective and permitted successors and assigns (collectively, **"Payors" or "Payor"**) promise to pay to Lawrence Calarco with an address of 2740 SW Martin Downs Blvd, Suite 171, Palm City, FL 34990 or his respective assigns (collectively **"Payee"** or **"Noteholder"**), the total principal sum of $210,000.00.

1. Interest. Interest shall accrue on the outstanding principal balance of this Note from the date hereof at a per annum rate equal to the 5 year U.S. Treasury Note and will be reset each year on June 3, at the rate of the then prevailing 5 year U.S. Treasury Note until fully paid. Interest shall be computed on a compounded basis and based on a 360-day year of twelve 30-day months for the actual number of days elapsed.

2. Payment. Payor shall pay the Noteholder interest only from the dated date of this Note, every three months in arrears at the rate set forth in paragraph 1 beginning September 30, 2014 at the address set forth herein. It is anticipated that the Payor will be acquired or merge with a publicly traded company subsequent to the dated date of this Promissory Note. When the acquisition or merger occurs, the full amount of principal and any accrued interest shall become due when the average market capitalization of the acquiring company, as defined by the rules governing the exchange upon which the acquiring company is traded, is equal to or in excess of $50,000,000.00 for at least 30 days. Notwithstanding anything to the contrary contained herein, the full amount of the principal and accrued interested shall become due and paid to the Noteholder on June 3, 2019.

3. Method and Place of Payment. This Note will be payable both as to principal and interest by wire transfer, direct deposit, or other electronic means only, to the bank account designated by the Noteholder (or as otherwise designated and specified in writing by the Noteholder). All payments of principal and interest shall be made in such currency of the United States of America, which, at the time or times of payment, shall be legal tender for the payment of public and private debts.

4. Security. The obligations of Payor hereunder are secured pursuant to that certain (a) Security Agreement, dated as of the date hereof, by and between Payor and Payee (the **"Security**

Includes Print, Company Name, Trucks.
UCFIFNA STAH. C.

Agreement"), (b) any related security documents (together with the Security Agreement the "**Security Documents**").

5. Prepayment. The Payor shall have the right at any time and from time to time to prepay the principal of this Note in whole or in part, without premium or penalty in minimum denominations of $25,000 (twenty five thousand dollars). Each prepayment will be applied pursuant to Section 2 above, and upon Payee's receipt of any prepayments applied to principal, the amount of the interest only payment shall be adjusted accordingly.

6. Transfer. The transfer of this Note may be restricted under the Securities Act of 1933 and the Securities Exchange Act of 1934 or other laws, rules and regulations. If the Payor demands and at Payor's expense, Payee shall obtain an opinion of counsel prior to the transfer of this note to assure compliance with all laws, rules and regulations. **"Transfer"** means to offer, sell, assign, grant a participation in, pledge or otherwise transfer or dispose whether directly, indirectly, or through a change of control or otherwise.

(b) The Payor or any successor may not Transfer this Note without the prior written consent of Payee which may be withheld, conditioned or delayed in Payee's sole discretion.

7. Negative Covenants. Unless Noteholder shall otherwise consent in writing, Payor will at all times comply with, or cause the Company to comply with, the covenants contained in this Section 7, from the date hereof and so long as any part of the obligations hereunder ("**Obligations**") are outstanding.

(a) Information about Payor; Collateral. The Company shall not change its name, jurisdiction of incorporation (whether by reincorporation, merger or otherwise), the location of its chief executive office hereof or use any trade name, trademark or other trade style, except upon giving not less than fifteen days' prior written notice to Noteholder and taking or causing to be taken all such action at Payor's expense as may reasonably be requested by Noteholder to perfect or maintain the perfection of the lien of Noteholder in the collateral under the Security Documents.

(b) Prohibition of Fundamental Changes. The Company shall not (i) cease operations, liquidate, merge, transfer, acquire or consolidate with any other entity, dissolve or transfer or sell assets out of the ordinary course of business to the material detriment of Noteholder, (ii) materially alter or otherwise modify its respective existing capital or corporate structures, or (iii) amend the articles of incorporation or bylaws of the Company. Certain acquisitions and a merger are presently contemplated by the Payor and Noteholder and may be permitted only with the written consent of the Noteholder.

(c) Creation of Subsidiaries. The Company shall not create or form a new subsidiary without Noteholder's written consent.

(d) Transactions with Affiliates. The Company shall not enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any affiliate without the prior written consent of Noteholder.

(d) Transfer or Encumbrance. Payor will not (i) sell, assign (by operation of law or otherwise), transfer, exchange, lease or otherwise dispose of any of the collateral under the Security

Documents (the "**Collateral**"), except for the sale of inventory in the ordinary course of business or (ii) grant a lien or security interest in or execute, file or record, any financing statement or other security instrument or authorize such actions with respect to the Collateral other than pursuant to the Security Documents. The Noteholder acknowledges the financing statements filed by Seacoast National Bank, Wachovia SBA Lending, Inc. as of the dated date of this Note.

(e) Indebtedness. The Company will not create, incur or suffer to exist any indebtedness, including capital leases, or guarantee any indebtedness owing by others, other than (i) current unsecured trade debt not more than one hundred twenty (120) days overdue incurred in the ordinary course of business, (ii) indebtedness owing to Noteholder under this Note, (iii) any indebtedness encumbering the Collateral as of the dated date of this Note (iv) real estate lease rent obligations incurred in the ordinary course of business as a replacement to the Company's current real estate lease, and (v) any other indebtedness approved by Noteholder in writing.

(f) Expenditures. If a Payment Default (as defined below) shall have occurred and be continuing, the Company will not permit expenditures to be made that are not part of the Approved Budget (as defined below), without the prior written consent of Noteholder.

(g) Permitted Actions. Notwithstanding anything contained in this Section 7, the Payee consents to the purchase, merger or acquisition of the Florida Corporation, Custom Pool & Spa Mechanics Inc. from the Lawrence and Loreen Calarco Revocable Family Trust dated June 3, 2014.

8. Affirmative Covenants. Unless Noteholder shall otherwise consent in writing, Payor will at all times comply with, or cause the Company to comply with, the covenants contained in this Section 8, from the date hereof and so long as any part of the Obligations is outstanding.

(a) Conduct of Business and Maintenance of Existence. The Company shall continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business and comply with all applicable laws.

(b) Taxes. The Company will file all tax returns required by law before the due date thereof (as validly extended) and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or upon any of its property as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a lien upon any of the Collateral; provided, however, Payor shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted and if the contesting party shall have set up reserves therefore adequate under generally accepted accounting principles.

(c) Books and Records; Inspection Discussions. The Company shall keep proper books of records and accounts in conformity with U.S. generally accepted accounting principles, consistently applied and satisfy all applicable laws in respect of all dealings and transactions in relation to its business and activities, and if a Payment Default shall have occurred and be continuing, permit representatives of Noteholder to visit and inspect its properties and examine and make abstracts from

its books and records at any reasonable time and as often as may be reasonably desired and to discuss the business, operations, properties and financial and other condition of the Company with officers and designated employees of the Company and with its independent certified public accountants.

(d) New Subsidiaries. If Noteholder permits the Company to form a new subsidiary pursuant to a written consent, the Company shall, if requested by Noteholder, cause such subsidiary to execute and to deliver to Noteholder a guaranty (in form and substance satisfactory to Noteholder) guaranteeing the Obligations, and such collateral documents as are required by the Company to create and perfect a lien upon all assets of the subsidiary to secure the Obligations.

(e) Financial Statements and Reports. The Company will promptly furnish to Noteholder or cause to be furnished to Noteholder:

(i) Annual Report of the Company. As soon as available, and in any event within forty-five (45) days after the close of each fiscal year of the Company beginning with the close of the first fiscal year occurring after the dated date of this Note, the balance sheet of the Company as of the end of such year, the statement of income of the Company for such year and the statement of cash flow of the Company for such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, internally prepared, certified correct by the principal financial officer of the Company as satisfaction of each of the requirements of this Section 8(e)(i) and in form, scope and substance satisfactory to Noteholder.

(ii) Additional Reports of the Company. At the request of the Noteholder, the internally generated balance sheet of the Company as of the end of the previous month and quarter and the internally generated statements of income and cash flow of the Company for such the previous month and quarter, certified correct by the principal financial officer of the Company and in form, scope and substance satisfactory to Noteholder.

(iii) Annual Budget. If a Payment Default shall have occurred and be continuing, within ten (10) days prior to the beginning of each month, a budget of the Company for the next month, in form, scope and substance reasonably satisfactory to Noteholder (each an "**Approved Budget**").

All such financial statements, reports and certificates referred to above shall be in such detail as Noteholder may reasonably request and shall conform to generally accepted accounting principles consistently applied.

(f) Notices. Promptly, and in any event within five (5) business days of the occurrence of any event described in subsections (i) through (v) below, the Company shall give notice to Noteholder in writing of: (i) the occurrence of any Default or Event of Default; (ii) any default or event of default of any indebtedness of the Company; (iii) any material setoff, claims, withholdings or other defenses to which any of the Collateral, or Noteholder's rights with respect to the Collateral, are subject; (iv) any single litigation matter or proceeding affecting the Company in which (A) the amount claimed from such single entity is $10,000 or more and not covered by insurance or (B) injunctive or similar relief is sought which, if granted, could be expected to materially and adversely affect the

Company; or (v) any other development or event which could be expected to materially and adversely affect the Company. Each notice pursuant to subsections (i) through (v) above shall be accompanied by a statement of an officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

(g) Ownership and Liens. The Company will maintain all Collateral free and clear of all liens, security interests, encumbrances or adverse claims, except for the security interest created by the Security Documents and those liens that were perfected as of the dated date of this Note. The Company will defend the Collateral against any party claiming an interest therein other than Noteholder and the holders of perfected liens as of the dated date of this Note.

(h) Proceeds of Insurance. All insurance coverage relating to the Collateral and other properties and assets carried by the Company shall be taken out in the name of the Company and shall, by their terms, name Noteholder as an additional insured and loss payee. The proceeds of any insurance relating to the physical damage to the Collateral or other properties and assets of the Company must be used (i) to repair or replace the Collateral, assets and property if the Collateral, assets and property are not a total actual or constructive loss or (ii) if the Collateral, assets or property are a total actual or constructive loss, in Noteholder's discretion, (A) to rebuild or replace the Collateral, assets or property with the proceeds of such insurance or (B) to prepay the Company's Obligations hereunder in an amount equal to the amount of such insurance proceeds. Upon the request of Noteholder, the Company shall furnish to Noteholder reports on each existing insurance policy of the Company showing such information as Noteholder may reasonably request, including without limitation the following: (a) the name of the insurer; (b) the risks insured; (c) the amount of the policy; (d) the properties insured; (e) the then current property values on the basis of which insurance has been obtained, and the manner of determining those values; (f) the expiration date of the policy; and (g) Noteholder's designation as loss payee or additional insured thereunder.

(i) Further Assurances. The Company will, at its expense and at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that Noteholder may reasonably request in order (i) to perfect and protect the security interest created or purported to be created hereby and the current or a more favorable priority of such security interest; (ii) to enable Noteholder to exercise and enforce its rights and remedies hereunder in respect of the Collateral; and (iii) to otherwise effect the purposes of this Note.

9. Defaults and Remedies. An **"Event of Default"** means the failure to pay the principal and interest on, or any other amount owed under, this Note when the same becomes due and payable (a "**Payment Default**"). Payor shall have ten calendar days to cure any default occurring under this Section, after written notice has been provided to Payor. An Event of Default shall also occur in the event any Payor fails to timely pay rent as due under any Lease Agreement, or becomes insolvent or bankrupt or admits in writing their respective inabilities to pay their debts as they mature or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a trustee or receiver for any Payor or for the major part of their respective properties; or a trustee or receiver is appointed for any Payor or for the major part of their respective properties, without its consent, and is not discharged within 60 days after such appointment; or bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors are instituted by or against any Payor and, if instituted against any Payor, are

consented to or are not dismissed within 60 days after the institution thereof. If an Event of Default occurs and is continuing, the Noteholder may declare all amounts due under this Note to be due and payable immediately. Nothing in this Section 9 will be construed to prohibit the holder of this Note from bringing an action at law for nonpayment of principal and interest on this Note when the same become due and payable.

10. Late Charge; Default Rate of Interest. Payor shall immediately pay Noteholder a late charge of 5% of the amount of any installment of principal or interest not paid when due hereunder to compensate for Noteholder's loss of use of funds and for the expense of handling the delinquency. Additionally, and in addition to any other sums due hereunder, any amount owed under this Note, including installment of principal or interest, not paid on the date when such payment is due shall bear interest on such overdue amount at an interest rate equal to of Eighteen Percent (18.00%) per annum.

11. GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF FLORIDA. ANY SUIT, ACTION OR PROCEEDING SEEKING TO ENFORCE ANY PROVISION OF, OR BASED ON ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS NOTE MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN MARTIN COUNTY, FLORIDA, AND PAYOR AND PAYEE HEREBY CONSENT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS (AND OF THE APPROPRIATE APPELLATE COURTS THEREFROM) IN ANY SUCH SUIT, ACTION OR PROCEEDING AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT ANY SUCH SUIT, ACTION OR PROCEEDING WHICH IS BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE SERVED ON ANY PARTY ANYWHERE IN THE WORLD, WHETHER WITHIN OR WITHOUT THE JURISDICTION OF ANY SUCH COURT. PAYOR AND PAYEE HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS NOTE.

12. Cumulative Remedies. No right or remedy herein conferred upon Payee or any holder hereof is intended to be exclusive of any other right or remedy contained herein, and every such right or remedy shall be cumulative and in addition to every other such right or remedy contained herein or now or hereafter existing at law or in equity, by statute or otherwise.

13. Severability. If any provision of this Note or the application thereof to either the Company or the Payee or any circumstance shall be held invalid or unenforceable, the remaining provisions of this Note and the application of such provision to the Company, the Payee and other circumstances shall not be affected thereby, the remaining provisions of this Note being severable in any such instance.

14. Collection Costs. Should the indebtedness represented by this Note or any part thereof be collected at law or in equity or through any bankruptcy (including, without limitation, any action for relief from the automatic stay of any bankruptcy proceeding), receivership, probate or other court proceedings or by any judicial or nonjudicial foreclosure proceeding, or if this Note is placed in the hands of attorneys for collection or enforcement after default, the Company agrees to pay, in addition

to the principal and interest due and payable hereon, reasonable attorneys' fees, reasonable paralegal fees, court costs and other reasonable costs and expenses incurred in connection with collection or enforcement.

15. Waivers. The Company and all other persons liable or to become liable on this Note severally waive presentment for payment, demand, notice of demand and of dishonor and nonpayment of this Note, notice of intention to accelerate the maturity of this Note, protest and notice of protest, diligence in collecting, and the bringing of suit against any other party, and agree to all renewals, extensions, modifications, partial payments, releases or substitutions of security, in whole or in part, with or without notice, before or after the Maturity Date. The pleading of any statute of limitations as a defense to any demand against the makers, endorsers, guarantors and sureties hereof is expressly waived by each and all such parties to the extent permitted by law.

16. Usury; Interest. Notwithstanding any provision of this Note, or any related agreement, to the contrary, the parties intend that no provision of this Note, or any or any related agreement be interpreted, construed, applied or enforced so as to permit or require the payment or collection of interest in excess of the highest rate of interest permitted to be paid or collected by the laws of the State of Florida (or Federal law, in the event Federal law preempts Florida law or is otherwise applicable), with respect to this transaction (the "**Maximum Permitted Rate**"). If the rate of interest charged by Noteholder under the provisions of this Note, or the other loan documents, exceeds the Maximum Permitted Rate, then pursuant to Section 687.12(4), Florida Statutes, Noteholder and Payor, endorsers and guarantors do hereby agree to the designation of Chapter 665, Florida Statutes, as authority for the interest rate charged under the provisions of this Note, or any related agreement. If, however, any such provision is so interpreted, construed, applied, or enforced, then the parties intend and agree: (a) that such provision automatically shall be deemed performed nunc pro tunc so as to require payment only of interest at the Maximum Permitted Rate; and (b) if interest payments in excess of such Maximum Permitted Rate have been received, that the amount of such excess shall be deemed credited nunc pro tunc in reduction of the then outstanding principal amount of this obligation, together with interest at such Maximum Permitted Rate; and (c) that the penalties provided for in Section 687.04 of the Florida Statutes shall not apply if, prior to the institution of an action by Payor or the filing of a defense under said Chapter 687 by Payor or receipt of written notice by Noteholder from Payor that usury has been charged or collected, Noteholder notifies Payor of the usurious overcharge and refunds the amount of any overcharge taken, plus interest on the overcharge taken at the maximum lawful rate in effect at the time the usurious interest was taken, to Payor and makes whatever adjustments in this Note, and any related agreement, as are necessary to ensure that Payor will not be required to pay further interest in excess of the amount permitted by Section 687.03 of the Florida Statutes. In connection with all calculations to determine the Maximum Permitted Rate, the parties intend: first, that all charges be excluded to the extent they are properly excludable under the usury laws of the State of Florida, as they from time to time are determined to apply to this obligation; and, second, that all charges that may be "spread" in the manner provided by Section 687.03(3), Florida Statutes, or any similar successor law, be spread in the manner provided by such Statute.

17. Taxes. Payor shall be responsible for and shall pay all taxes, fees and other governmental assessments arising in connection with the transactions contemplated by this Note and the Security Documents including without limitation, real property transfer taxes, sales taxes, documentary stamp taxes, recording charges, filing fees and other similar taxes and filing fees. Noteholder may require proof of Payor's payment of such taxes, fees or other governmental

assessments. If, after consulting Noteholder, Payor fails to pay any documentary stamp taxes, or other tax or fee, Noteholder may pay such tax, and Payor shall immediately owe such amount to Noteholder under this Note.

18. Indemnity. Payor hereby agrees to indemnify Noteholder, its affiliates and each of their respective directors, officers, employees and agents (including legal counsel) against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefore whether or not Noteholder or any affiliate is a party thereto) which any of them may pay or incur arising out of or relating to (a) this Note, (b) the Security Documents, (c) the transactions contemplated hereby, (d) any breach by the Payor of a representation, warranty, covenant or obligation of Payor provided under this Note or the Security Documents, and (e) the use of any Collateral, except to the extent that such losses or damages have been determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from Noteholder's gross negligence or willful misconduct.

This Note is effective as of the date first written above.

PAYORS:

Custom Pool & Spa Mechanics, Inc .

By:________________________

Name:________________________

Title: CEO